Exhibit 99.1

For Immediate Release

Contact:

Eric S. Bruner TSYS Media Relations +1.706.644.8457 ebruner@tsys.com	Leo S. Berard TSYS Investor Relations +1.706.644.6081 leoberard@tsys.com

TSYS Reaches Agreement in Principle with Capital One

Columbus, Ga., May 11, 2005 — TSYS has reached an agreement in principle with Capital One Financial Corporation to provide processing services for Capital One’s North American portfolio of consumer and small-business credit card accounts.

TSYS and Capital One have agreed to enter into a period of exclusive negotiations, and expect that a definitive agreement will be finalized in the near future. Execution of the definitive agreement remains subject to the successful completion of this final phase of negotiation and due diligence. Neither company intends to issue any further comments until negotiations are concluded.

About TSYS

TSYS (www.tsys.com) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit and prepaid services for financial institutions and retail companies in North America, Europe and the Asia-Pacific regions. Based in Columbus, Ga., TSYS (NYSE: TSS) is closely held by Synovus Financial Corp. (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” Hall of Fame. For more information, contact news@tsys.com.

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This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Private Securities Litigation Reform Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TSYS’ expectation that negotiations with Capital One Financial Corporation will conclude with a definitive agreement in the near future. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this news release and which are beyond TSYS’ ability to control or predict include the inability of TSYS and Capital One to successfully complete due diligence and the final phase of negotiations with respect to a definitive agreement. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. TSYS does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.